                                                                   EXHIBIT 10.2

June 1, 2001

Ms P Chin Lim
13B Hoi To Court
275 Gloucester Road
Causeway Bay, HK

Dear Ms Lim:

RE: OFFER OF EMPLOYMENT
Thank you for your interests to work with us at Artificial Life Asia Ltd.

We are pleased to offer you the position of Contract CFO for Artificial Life Asia Ltd. We are confident that you will make a significant contribution to our business globally. In this position, you are responsible for the financial, statutory, administrative functions such as legal, HR, insurance and other requirement of Artificial Life.

POSITION
Contract CFO

LOCATION
You will be located at Artificial Life's Asia offices, and when required, to the other Global offices.

COMMENCEMENT DATE
June 4, 2001

BASIC SALARY
USD16,667 per month, paid on a 12 month basis, the cash salary is convertible to stock or stock options by mutual agreement.

COMMISSIONS AND BONUS
You are entitled to receiving performance-based bonus, in accordance with the company's prevailing bonus scheme.

STOCK OPTION PLAN
You are eligible to join our staff stock option plan.

OTHER BENEFITS
You will be eligible for all statutory employee benefits provided by Hong Kong Laws as well as all other company benefits in accordance with the company's policies in Hong Kong and the countries that you are assigned to.

Please indicate your acceptance of this offer by signing below, and returning it to me as soon as possible.

We look forward to welcoming you to Artificial Life!

Sincerely,


/S/ EBERHARD SCHONEBURG
___________________________
Eberhard Schoneburg
Director
Artificial Life Asia Ltd.

I HAVE READ, UNDERSTOOD AND FULLY AGREE TO THE TERMS OF THIS AGREEMENT.

/S/ PHAIK CHIN LIM        JUNE 1, 2001
_______________________________________
(SIGNATURE)               DATE


Name: _________________________________

Address: _______________________________

   _______________________________

Hong Kong ID Number: ________________

Birth Date: ________________

                   STANDARD TERMS & CONDITIONS OF EMPLOYMENT

1.   TERMS OF  EMPLOYMENT

     This employment agreement (the "Agreement") is comprised by the offer letter attached hereto and these Standard Terms & Conditions of Employment. To the extent of any discrepancies or conflicts between the offer letter and these Standard Terms & Conditions, the terms of the offer letter will prevail.

2.   SCOPE OF EMPLOYMENT

2.1. The employee will be expected to devote his/her energies to the business of the Company and to contribute the effort required to produce outstanding quality work at all times.

2.2. It is the responsibility of the employee to keep his/her manager promptly and fully informed at all times of his/her work, in writing if necessary, and to explain any areas when required.

2.3. The employee may be required to work at locations other than Artificial Life's office in Hong Kong.

3.   REMUNERATION

3.1. Salary will be paid monthly in arrear at the end of each calendar month.

3.2. The employee understands that he/she may be required to work overtime. No payment for overtime will be made.

3.3. Compensation will be reviewed on each anniversary of the commencement of employment. The employee will be notified in writing of any change to his/her compensation.

3.4. The employee is entitled to participate at the Company's expense in the Company's group hospitalization and surgical insurance scheme. This is subject to acceptance by the Company's insurers on normal terms.

4.   EXPENSES

4.1. The employee shall be reimbursed for all reasonable out-of-pocket expenses incurred as a result of his/her employment. Claims for these will be submitted monthly on an Expense Claim Form. Claims for expenses will be paid on the production to the Company of actual evidence of payment of the expenses as the Company may reasonably require.

5.   HOURS OF WORK/TIME REPORTING

5.1. Normal office hours are 9:00 am - 6:00 p.m. Mondays through Fridays, with one (1) hour for lunch. In accordance with the scope of the work, however, the employee is required to work such additional hours as may be necessary for the proper performance of his/her duties.

6.   HOLIDAYS AND VACATION LEAVE

6.1  The Company's holiday year runs from 1 January to 31 December.

6.2. The employee is entitled to 14 working days annual leave in accordance with the company's policies in Hong Kong.

6.3. The timing of vacation leave must be agreed with reasonable notice with the employee's supervisor, but agreement will not be unreasonably withheld.

6.4. Employees are entitled to take the public holidays currently in force in Hong Kong without deduction from salary.

6.5. A maximum of one year's vacation leave may be carried forward to the next year.

6.6. Upon termination of the employment, the employee may be entitled to salary in lieu of any unused vacation leave entitlement.

7.   SICKNESS

7.1. The employee will be subject to all statutory medical leave requirements. Absences of more than 2 calendar days should be supported with a medical certificate from a doctor.

8.   PENSIONS AND RETIREMENT

8.1. The Company provides statutory MPF benefits through participation with an authorized MPF service provider.

9.   PERIOD OF TERMINATION NOTICE

9.1. The employee will give one month's written notice of his/her intention to end employment with the Company.

9.2. The Company will give one calendar month's written notice of its intention to terminate the employment.

9.3. The Company reserves the right to pay salary in lieu of notice.

9.4. Nothing in this section shall prevent the Company from terminating the employment without notice where the employee is guilty of misconduct or serious or persistent neglect of his/her duties hereunder, any material breach or non-observance of any of the terms of the Agreement or for other good cause.

 9.5. During the employment period and for a reasonable period thereafter (which shall be at least 12 months in duration or such shorter period as is permitted by law), the employee will not (i) compete in any manner, directly or indirectly, whether as a principal, shareholder, partner, director, employee, agent or owner with the Company or any affiliate, or
      (ii) offer employment to, or solicit the employment or engagement from the employment of the Company of any person who is employed by the Company, or
      (iii) interfere or seek to interfere with the continuance of services or supplies to the Company from, or any business relationship between the Company and, any person or entity which has supplied services or goods to the Company or had a business relationship with the Company, at any time during the period of two years prior to the termination of the employment

10.   RESTRICTIONS OF ACTIVITIES

10.1. The employee must devote the whole of his/her time, attention and abilities during his/her hours of work for the Company to the duties of the Company. Without the written permission of the Company, the employee will not enter into concurrent employment or consultancy agreements with other companies.

10.2. The employee must not be engaged, directly or indirectly, in any business which may be detrimental to the business of the Company.

10.3. All information regarding the Company, its affairs and the affairs of its partners and customers is strictly confidential and may not be used or disclosed or made available to any person except as strictly required in the course of your employment. Upon termination of the period of employment, the employee will return to the Company all such information which exists in written or physical form and all copies thereof under his/her control. The provisions of this paragraph shall survive the expiry or earlier termination of this Agreement.

10.4. No information held by the Company or any third party to which the Company owes an obligation of confidence should be passed on to a third party outside the Company. Except at the Company's direction or in the course of performing his/her regular job duties for the Company, the employee will hold in strictest confidence and will not at any time (a) communicate or disclose any confidential information to any person, corporation or entity, or (b) use any confidential information for his/her benefit or for the benefit of any other person, corporation or entity. The employee understands that obligations under this paragraph continue indefinitely during and after the period of employment with the Company.

11.   INTELLECTUAL PROPERTY

11.1. Any publications, materials, designs, methodologies or software code developed or produced by the employee during his/her time of employment with the Company must be disclosed to the Company immediately and will remain the property of the Company, unless otherwise agreed in writing.

11.2. The employee acknowledges and agrees that the product of his/her work and services will be considered a work made for hire and the Company will be deemed to be the sole authority of the said products and the sole owner of the copyright therein (and in all renewals and extensions thereto).

12.   ASSIGNMENT

12.1. The Company shall be entitled to assign the benefit of this Agreement in whole or part to any of its parent, subsidiary or affiliated entities.

13.   GRIEVANCE PROCEDURE

13.1. If the employee is dissatisfied with any aspect of employment, he/she should raise the matter formally in writing with his manager.

13.2. The manager should acknowledge the grievance within 5 working days and provide a response within 10 working days.

14.   SEVERABILITY

14.1. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

15.   STANDARDS OF CONDUCT AND BEHAVIOR

15.1. The employee will conduct himself/herself in an ethical and professional manner at all times and in accordance with any employee policies or guidelines which the company may issue from time to time.

16.   GOVERNING LAW

      This contract of employment shall be governed and interpreted in accordance with the laws of Hong Kong. The courts of Hong Kong shall have non-exclusive jurisdiction to settle any disputes which may arise out of or connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this contract.